UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)

July 31, 2016

INTERNATIONAL SHIPHOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number  –  001-10852

Delaware	36-2989662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11 North Water Street	Mobile, Alabama	36602
(Address of principal executive offices)		(Zip Code)

(251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

As disclosed in Item 1.03 of this Current Report on Form 8-K, on July 31 2016, International Shipholding Corporation (“ISH”) and certain of ISH’s direct and indirect subsidiaries identified in Item 1.03 (together with ISH, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the U.S. Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

On August 4, 2016, ISH, as a borrower, the other Debtors party thereto as borrowers or guarantors, SEACOR Capital Corp., as administrative agent, collateral agent, security trustee and a lender and DVB BANK SE, as a lender (the “DIP Lenders”), entered into a Debtor-In-Possession Credit Agreement (the “DIP Credit Facility”).  The DIP Credit Facility provides that the DIP Lenders will make available to ISH term loans of up to $16 million, of which up to $7 million will be available upon the entry of the interim DIP order by the Bankruptcy Court and the remaining amount will be available after the entry of the final DIP order by the Bankruptcy Court, in each case, subject to the terms and conditions in the DIP Credit Facility.  The proceeds of the loans under the DIP Credit Facility may be used to (i) repay in full all obligations, if then outstanding, under certain of the Debtors’ credit facility with ING Bank N.V., (ii) pay transaction expenses, (iii) provide for ongoing working capital and general corporate requirements of the Debtors and to pay fees, costs and expenses relating to the Chapter 11 Cases, and (iv) pay certain maintenance fees in accordance with a budget approved by the DIP Lenders.

ISH’s obligations under the DIP Credit Facility are secured by all of the assets of the Debtors, subject to certain exceptions.  The loans under the DIP Credit Facility bear interest at a rate per annum equal to 12.00%.  Upon the occurrence and during the continuance of an event of default under the DIP Credit Facility, the interest rate increases on the overdue amount by 2.00%.  The DIP Credit Facility matures on the earlier to occur of (i) the effective date of a chapter 11 plan of reorganization of the Debtors or the consummation of any sale of all or substantially all of the assets of the Debtors, (ii) the appointment by the Bankruptcy Court of a trustee or an examiner with expanded powers in any of the Chapter 11 Cases, (iii) the entry of an order dismissing any of the Chapter 11 Cases or converting any of them to a chapter 7 case or (iv) January 31, 2017.  The maturity date also may be accelerated upon the occurrence of certain events as set forth in the DIP Credit Facility,  which include, among other things, the final DIP order not being entered by the Bankruptcy Court within 40 days after the filing of the Chapter 11 petitions.

The DIP Credit Facility includes representations from ISH that are customary for debtor-in-possession financings.  The DIP Credit Facility also includes various affirmative and negative covenants applicable to the Debtors, including a covenant to adhere to a budget delivered to the DIP Lenders,  a covenant to achieve certain case milestones in the Chapter 11 proceeding, and other customary covenants for debtor-in-possession financings of this type, including restrictions on the incurrence of indebtedness, incurrence of liens, mergers, sales and other dispositions of property and other fundamental changes.  The DIP Credit Facility provides for customary events of default, including defaults resulting from non-payment of principal, interest or other amounts when due, failure to perform or observe covenants, and the failure to achieve certain milestones in the Chapter 11 proceedings.

Item 1.03. Bankruptcy or Receivership

On July 31, 2016, ISH and Central Gulf Lines, Inc., Coastal Carriers, Inc., Dry Bulk Americas LTD, Dry Bulk Australia LTD, Enterprise Ship Co., Frascati Shops, Inc., Gulf South Shipping PTE LTD, LCI Shipholdings, Inc., LMS Shipmanagement, Inc., Marco Shipping (PTE) Ltd., Mary Ann Hudson, LLC, N.W. Johnsen & Co., Inc., Sheila McDevitt, LLC, Sulphur Carriers, Inc., Tower LLC, U.S. United Ocean Services, LLC, and Waterman Steamship Corporation each filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the Bankruptcy Court.   The Chapter 11 Cases are being jointly administered under ISH’s caption and case number, In re: International Shipholding Corporation, et. al., Chapter 11 Case No 16-12220

(SMB).  The Debtors plan to continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.    ISH currently intends to continue operating in the normal course of business without interruption.

On August 1, 2016, ISH issued a press release related to the filing of the Chapter 11 petitions described above, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The filing of the Chapter 11 petitions described in Item 1.03 above constituted an event of default or termination event that triggered the acceleration of the applicable Debtors’ obligations under the financing agreements with the lenders listed below (the “Debt Agreements”).  Each of the Debt Agreements provides that, as a result of the filing of the Chapter 11 petitions, the commitment of the lenders to make loans automatically terminated and the unpaid principal amount of all outstanding loans and interest and other amounts thereunder became automatically due and payable.  Any efforts to enforce such obligations are stayed as a result of the filing of the Chapter 11 petitions and any creditors’ purported rights of enforcement are subject to the applicable provisions of the Bankruptcy Code. The list of our Debt Agreements includes:

•

On September 24, 2013, ISH and 13 of its subsidiaries, as borrowers, entered into a senior secured credit facility with a syndicate of lenders led by Regions Bank with a maturity date of July 20, 2017.  At July 31, 2016, we had an aggregate of $59.5 million due under this facility, consisting of (i) $34.4 million of borrowings under the revolving credit facility, (ii) $21.7 million under the term loan facility, and (iii) $3.4 million of letters of credit issued under the revolving credit facility.  ISH has no additional borrowing capacity under this facility.

•

On August 26, 2014, Central Gulf Lines, Inc., as borrower (assigned from Waterman Steamship Corporation to LCI Shipholdings, Inc., assigned from LCI Shipholdings Inc. to East Gulf Shipholding, Inc. and assigned from East Gulf Shipholding, Inc. to Central Gulf Lines, Inc.), and ISH, as guarantor, entered into a fixed rate credit agreement with DVB Bank SE, on August 26, 2014 in the amount of $38.5 million. As of July 31, 2016, the outstanding principal balance due under this facility was approximately $28.0 million.

•

On August 25, 2014, LCI Shipholdings, Inc., as borrower, and ISH, as guarantor, entered into a credit agreement with Citizens Asset Finance (formerly RBS Asset Finance, Inc.) in the amount of $23.0 million. As of July 31, 2016, the outstanding principal balance due under this facility was approximately $16.8 million.

•

On December 28, 2011, LCI Shipholdings, Inc., as borrower (assigned from Waterman Steamship Corporation), and ISH, as guarantor, entered into a variable rate financing agreement with Capital One N.A. for a five year facility totaling $15.7 million to finance a portion of the acquisition price of a multi-purpose ice strengthened vessel which is due in January 2017.  As of July 31, 2016, the outstanding principal balance due under this facility was approximately $5.9 million.

•

On June 10, 2015, Dry Bulk Australia Ltd. and Dry Bulk Americas Ltd, as joint and several borrowers, and ISH and Gulf South Shipping PTE LTD, as guarantors, entered into an assigned, assumed, amended and restated variable rate credit agreement with ING Bank N.V, London branch in the amount of $52.3 million. As of July 31, 2016, the remaining outstanding principal balance due under this facility was approximately $1.9 million.

ISH also has three vessels under operating lease contracts, which include a molten-sulphur carrier and two U.S. flagged Pure Car Truck Carrier (“PCTC”) vessels.  The leases were entered into under separate sale leaseback transactions with BMO Harris Equipment Finance, BB&T Equipment Finance Corporation and CapitalSource Bank.  The leases contain certain financial covenants as well as restrictions from incurring additional debt or lease obligations without prior consent.  Under default, we may be forced to buy back the molten-sulphur carrier for a stipulated loss value of $24.7 million and each PCTC vessel for stipulated loss values of $22.5 million and $22.1 million, respectively.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

b)

As previously disclosed on May 5, 2016, Mr. Niels M. Johnsen has retired from his position as Chairman of the Board and Chief Executive Officer of ISH, effective June 30, 2016. Mr. N.M. Johnsen will continue to serve as a director.

c)

As previously disclosed on May 5, 2016, Mr. Erik L. Johnsen assumed the role of Chairman of the Board and Chief Executive Officer of ISH, effective June 30, 2016. Mr. Johnsen will continue to hold his position as President of ISH and serve as a director.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information included in this Current Report on Form 8-K may constitute “forward-looking statements,” as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events will differ materially from such predictions as a result of certain risk factors. As such, readers are cautioned not to place undue reliance on forward-looking statements, which speak only to management’s assumptions and expectations as of the date of this Current Report on Form 8-K. ISH disclaims any duty to update or alter any forward-looking statements, except as required by applicable law.

Section 9- Financial Statements and Exhibit

Item 9.01 Financial Statements and Exhibits

d)	Exhibits.

10.1

Debtor-in-Possession Credit Agreement, dated August 4, 2016, by and among International Shipholding Corporation and seventeen of its subsidiaries as Debtors and Debtors-in-Possession under Chapter 11 of the Bankruptcy Code, as Borrowers, DVB Bank SE, as Lender, and SEACOR Capital Corp., as Administrative Agent, Collateral Agent, Security Trustee and Lender.

99.1	Press Release dated August 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

By:/s/ Manuel G. Estrada

Manuel G. Estrada

Vice President and Chief Financial Officer

Date:August 4, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1

Debtor-in-Possession Credit Agreement, dated August 4, 2016, by and among International Shipholding Corporation and seventeen of its subsidiaries as Debtors and Debtors-in-Possession under Chapter 11 of the Bankruptcy Code, as Borrowers, DVB Bank SE, as Lender, and SEACOR Capital Corp., as Administrative Agent, Collateral Agent, Security Trustee and Lender.

99.1	Press Release dated August 1, 2016